Exhibit 15.1

Re: Registration Statements on Form S-3 (No. 333-158282) and Form S-8 (Nos. 333-177246; 333-159723; 333-155564; 333-149017; 333-143231; 333-134519; 333-116632; 333-101983; 333-73700; 333-68074; 333-56373; 333-32547; 333-26045; 333-07177; 033-55123; and 33-42352)

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated October 5, 2011 related to our review of the consolidated balance sheet of LitePoint Corporation and subsidiaries as of June 30, 2011, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the six months ended June 30, 2011, and consolidated statements of income and cash flows for the six months ended June 30, 2010.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent auditor, or a report prepared or certified by an independent auditor within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Santa Clara, California

December 22, 2011